MICHAEL T. STUDER CPA P.C.
45 Church Street
Freeport, NY 11520
Phone: (516) 378-1000
Fax: (516) 546-6220

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors
Brighton Investment Holding Co., Inc.

I consent to the use in this Registration Statement on Form SB-2 of my name under “Experts” in the prospectus and to my report included therein relating to the financial statements of Brighton Investment Holding Co., Inc.

/s/ Michael T. Studer CPA P.C.
Michael T. Studer CPA P.C.
Freeport, New York
April 29, 2004